                           AMENDMENT NO. 3 AND WAIVER
                                       to
                         RECEIVABLES PURCHASE AGREEMENT
                         Dated as of December 21, 1995


                 THIS AMENDMENT NO. 3 AND WAIVER ("Amendment") dated as of July 11, 1996, is entered into among Barry's Funding Corp., a Delaware corporation ("BFC"), as Seller, Triple-A One Funding Corporation, a Delaware corporation ("Triple-A"), as Purchaser, Barry's Jewelers, Inc. ("Barry's Jewelers"), as Servicer, and Capital Markets Assurance Corporation ("CapMAC"), as Agent. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the "Receivables Purchase Agreement" referred to below.

                 PRELIMINARY STATEMENTS:

                 A. BFC, Triple-A, Barry's Jewelers and CapMAC are parties to that certain Receivables Purchase Agreement dated as of December 21, 1995, as amended pursuant to Amendment No. 1 dated as of April 19, 1996 and as further amended pursuant to Amendment No. 2 dated as of June 17, 1996 (as so amended, the "Receivables Purchase Agreement").

                 B. The Servicer has informed the Agent and the Purchaser that the Originator's financial statements delivered by the Originator to the Seller under Section 4.01(r) of the Originator Purchase Agreement, and furnished by the Seller to the Agent in connection with the Receivables Purchase Agreement, materially misstate the Servicer's income for the fiscal year ending May 31, 1995, for the reasons set forth in the Servicer's press release, dated June 25, 1996, a copy of which is attached hereto as Annex 1 (the "Press Release").

                 C. The misstatement described in clause B of these Preliminary Statements constitutes a breach of certain representations and warranties set forth in Section 4.01(h) and 4.01(r) of the Originator Purchase Agreement, and gives rise to a breach of certain covenants of the Originator set forth in Section 5.01(d) of the Originator Purchase Agreement. Such misstatement and breaches constitute "Events of Termination" under Section 7.01(a), Section 7.01(c) or Section 7.01(d) of the Originator Purchase Agreement (as the case may be), and the Events of Termination described in the clauses E and F of these Preliminary Statements give rise to an additional "Event of Termination" under Section 7.01(i) of the Originator Purchase Agreement (collectively, the "OPA Misstatement Events of Termination").



                                EXHIBIT 10.23(a)

                 D. In addition, the Servicer has acknowledged to the Agent and the Purchaser that the Originator is in breach of the following covenants under the Originator Purchase Agreement, to the extent described below:

                          1. Under the provisions of Section 5.02(a) of the Originator Purchase Agreement, the Originator has failed to furnish the required consolidating financial statements of the Seller (with appropriate officer's certifications) for the fiscal quarter which ended in February of 1996.

                          2. Under the provisions of Section 5.02(b) of the Originator Purchase Agreement, the Originator has failed to furnish the required monthly financial statements of the Seller and the Originator and its consolidated subsidiaries (with appropriate officer's certifications) for each of the months of January, March and April of 1996.

                          3. The failure of the Originator to deliver a written statement to the Agent relating to the "Events of Termination" under the Originator Purchase Agreement described in these Preliminary Statements and the Events of Default described in the draft dated July 3, 1996 of a letter amendment and waiver dated July 12, 1996 from Bank of Boston to the Originator, purporting to amend or waive certain provisions of the Revolving Credit Agreement (the "Bank of Boston Waiver"), constitutes a breach of the Originator's covenant in Section 5.02(e) of the Originator Purchase Agreement.

Each of the foregoing breaches gives rise to an additional "Event of Termination" under Section 7.01(d) of the Originator Purchase Agreement (collectively, together with the OPA Misstatement Events of Termination, the "Specified OPA Events of Termination").

                 E. The misstatement described in clause B of these Preliminary Statements also constitutes a breach of certain representations and warranties set forth in Section 4.01(h) of the Receivables Purchase Agreement, and gives rise to a breach of certain covenants of the Seller set forth in
Section 5.01(d) and Section 5.01(j) of the Receivables Purchase Agreement.
Such misstatement and breaches constitute Events of Termination under Section 7.01(a), Section 7.01(c) or Section 7.01(d) of the Receivables Purchase Agreement (as the case may be), and the Specified OPA Events of Termination give rise to an additional Event of Termination under Section 7.01(k) of the Receivables Purchase Agreement (collectively, the "RPA Misstatement Events of Termination").





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
                 F. In addition, the Servicer has acknowledged to the Agent and the Purchaser that the Seller is in breach of the following covenants under the Receivables Purchase Agreement, to the extent described below:

                          1. Under the provisions of Section 5.02(a) of the Receivables Purchase Agreement, the Seller has failed to furnish to the Agent the required quarterly consolidating financial statements of the Seller (with appropriate officer's certifications) for the fiscal quarter which ended in February of 1996.

                          2. Under the provisions of Section 5.02(b) of the Receivables Purchase Agreement, the Seller has failed to furnish to the Agent the required monthly financial statements of the Seller and the Originator and its consolidated subsidiaries (with appropriate officer's certifications) for each of the months of January, March and April of 1996.

                          3. Under the provisions of Section 5.02(h) of the Receivables Purchase Agreement, the Seller has failed to furnish to the Agent the required quarterly compliance certificate of an appropriate officer of the Servicer for the fiscal quarter which ended in February of 1996.

                          4. Under the provisions of Section 5.02(o), the Agent requested, and the Seller failed to deliver to the Agent prior to July 9, 1996, confirmation of the Seller's compliance with the covenants set forth in Sections 5.03(r) and 5.03(s) of the Receivables Purchase Agreement.

                          5. The failure of the Seller to deliver a written statement to the Agent relating to the Events of Termination under the Receivables Purchase Agreement described in these Preliminary Statements, and the Events of Default described in the draft dated July 3, 1996 of the Bank of Boston Waiver, constitutes a breach of the Seller's covenant in Section 5.02(e) of the Receivables Purchase Agreement.

Each of the foregoing breaches gives rise to an "Event of Termination" under
Section 7.01(d) of the Receivables Purchase Agreement (collectively, the "RPA Reporting Events of Termination", and together with the RPA Misstatement Events of Termination, the "Specified RPA Events of Termination").

                 G. The Seller and the Servicer have requested that the Agent and the Purchaser agree to waive the Specified RPA Events of Termination in existence as of the date hereof to the extent caused by the above-referenced misstatement and breaches, and Agent and the Purchaser have requested that the Seller and the Servicer agree to amend the Receivables Purchase Agreement as set forth below.

                 H. Subject in all events to the terms and conditions of this Amendment, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the parties hereto hereby agrees as follows:

                 SECTION 1. Waiver. (a) Effective as of the date first written above and subject to the satisfaction of all of the conditions precedent set forth in Section 3(a) hereof, each of the Agent and the Purchaser hereby waives each of the Specified RPA Events of Termination in existence as of the date hereof, to the extent such Specified RPA Events of Termination are caused by the misstatement and breaches specifically described in the Preliminary Statements hereof.

                 (b) The execution, delivery and effectiveness of this Amendment shall not, except to the extent expressly provided in clause (a) above, operate as a waiver of any right, power or remedy of either of the Purchaser or the Agent under any of the Receivables Purchase Agreement or any of the Purchase Documents, or constitute a waiver of any provision of any of the Receivables Purchase Agreement or any of the Purchase Documents. By way of example and not limitation with respect to the foregoing sentence, neither the Agent nor the Purchaser shall be deemed to have waived, by virtue of the effectiveness of the waiver described in clause (a) of this Section 1, the breach of any reporting covenant of the Seller or the Servicer under the Receivables Purchase Agreement other than the reporting covenants specifically described in the Preliminary Statements hereof as giving rise to the RPA Reporting Events of Termination, whether or not any such breach is determined to have been in existence as of the effective date of the waiver described in clause (a) of this Section 1.

                 SECTION 2. Amendment. The Receivables Purchase Agreement is, effective as of August 30, 1996, and subject to the satisfaction of the conditions precedent set forth in Section (3)b hereof, hereby amended to remove the reference in clause (i) of the definition of the term "Maximum Advance Rate" set forth in Section 1.01 thereof to the percentage "73.0%", and replace the same with a reference to the percentage "70.0%".

                 SECTION 3.  Conditions.

                 (a) The waiver of the Agent and the Purchaser described in Section 1(a) hereof shall become effective as of the date first written above, only upon:

                          (i) receipt by the Agent or its counsel of counterpart signature pages of this Amendment, executed by each of BFC, Triple-A, Barry's Jewelers and CapMAC;

                          (ii) delivery of written certification by Triple-A to each Liquidity Bank that no material adverse effect to such Liquidity Bank's rights, obligations or interests would result from the effectiveness of this Amendment; and

                          (iii) receipt by the Agent or its counsel of an executed waiver from the appropriate parties to the Revolving Credit Agreement of each Default or Event of Default known by any of the Seller, the Servicer or Bank of Boston to be in existence as of the date hereof (including, without limitation, each Default or Event of Default occurring as a result of any of the Specified RPA Events of Termination or the Specified OPA Events of Termination, or the misstatement of the Originator's income for the fiscal year ending May 31, 1995), which waiver shall be in form and substance satisfactory to the Agent.

                 (b) The amendment to the Receivables Purchase Agreement described in Section 2 hereof shall become effective, as of August 30, 1996, only upon satisfaction of each of the conditions described in clauses (i) and
(ii) of Section 3(a) above.

                 (c) Notwithstanding anything herein or elsewhere to the contrary, if any action, suit, proceeding or arbitration, whether in law or in equity is commenced or filed against the Originator or any of its Subsidiaries as a result of either the misstatement of the Originator's income for the fiscal year ending May 31, 1995, or the investigation (the "Investigation") by the Securities Exchange Commission (the "SEC") of the Originator relating to the subject matter of the Press Release, such commencement or filing shall constitute a Potential Event of Termination under the Receivables Purchase Agreement and, if such action, suit, proceeding or arbitration is not dismissed within thirty (30) days of the date of such filing or commencement, an immediate Event of Termination.

                 (d) Notwithstanding anything herein or elsewhere to the contrary, if the SEC or any other Governmental Authority commences any formal action or proceedings against the Originator, any of its Subsidiaries, or any of their respective directors, officers or employees (including, by way of example and not limitation, the issuance of a cease and desist order, the filing of a criminal indictment or the commencement of a civil suit seeking injunctive relief or the award of penalties, damages or liabilities) in connection with the matters described in the Press Release, the Agent may declare the occurrence of an Event of Termination under the Receivables Purchase Agreement, which

Event of Termination shall become effective immediately upon the receipt by the Servicer of written notice of such declaration.

                 SECTION 4.  Confirmation, Acknowledgment and Agreement.

                 (a) Each of the Seller and the Servicer hereby acknowledges and confirms to each of the Agent and the Purchaser that, in accordance with the terms of Section 6.03(b)(ii) and Amendment No. 1 to the Receivables Purchase Agreement, a Lock-Box Account at Glendale Federal Bank has been established subject to an appropriate Lock-Box Agreement with the Agent and such bank as the "Lock-Box Bank", and that substantially all Obligors of Purchased Receivables shall have received by U.S. mail, by no later than August 31, 1996, written instructions from the Servicer to direct all items of payment constituting Collections which are remitted by mail to the post office box associated with such Lock-Box Account, for deposit into such Lock-Box Account. Each of the Seller and the Servicer hereby acknowledges that the failure of substantially all such Obligors to receive the notice described in the foregoing sentence on or prior to July 31, 1996, shall constitute a breach of
Section 6.03(b)(ii) of the Receivables Purchase Agreement and a corresponding Event of Termination under Section 7.01(d) of the Receivables Purchase Agreement, effective immediately upon close of business of the Servicer on such day.

                 (b) Under the provisions of section 5.02(o), the Agent hereby requests that the Servicer provide, and the Servicer hereby agrees to so provide, notice of the Seller's compliance (or lack of compliance, as the case may be) with the covenants set forth in each of Sections 5.03(r) and 5.03(s) of the Receivables Purchase Agreement for each Monthly Period, together with the calculations (in reasonable detail) required on the part of the Servicer to make such statement, as determined as of the close of business of the Servicer for such Monthly Period, in each case as an additional line item in the Settlement Report for such Monthly Period. Notwithstanding anything herein or elsewhere to the contrary, each of the Seller and the Servicer hereby confirms that the Seller is in compliance with the covenants set forth in each of Sections 5.03(r) and 5.03(s) of the Receivables Purchase Agreement, as of the effective date of this Amendment, and has been in compliance with each such covenant at all times following the effective date of the Receivables Purchase Agreement.

                 SECTION 5. Covenants, Representations and Warranties of the Seller and the Servicer.

                 (a) Upon the effectiveness of this Amendment, each of the Seller and the Servicer hereby (i) reaffirms all covenants, representations and warranties made by it in the Receivables Purchase Agreement to the extent the same are not specifically





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
waived hereby, (ii) agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment, and (iii) represents and warrants that no Event or Termination or Potential Event of Termination is in effect or is continuing.

                 (b) Each of the Seller and the Servicer hereby represents and warrants that this Amendment constitutes its legal, valid and binding obligation, enforceable against such Person in accordance with its terms.

                 SECTION 6.  Reference to and Effect on the Transaction
Documents.

                 (a) Upon the effectiveness of this Amendment, (i) each reference in the Receivables Purchase Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Receivables Purchase Agreement, as amended hereby, and (ii) each reference to the Receivables Purchase Agreement in any other Purchase Document or any other document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Receivables Purchase Agreement as amended hereby.

                 (b) Except as specifically waived or amended above, the terms and conditions of the Receivables Purchase Agreement, of all Purchase Documents and any other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect and are hereby ratified and confirmed.

                 (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Purchaser under the Receivables Purchase Agreement or any Purchase Document or any other document, instrument or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein, in each case except as specifically set forth herein.

                 SECTION 7.  Consent.  The Agent hereby consents, pursuant to
Section 5.03(j) of the Receivables Purchase Agreement, to the waiver of the Specified OPA Events of Termination substantially in the form of Annex 2 hereto.

                 SECTION 8. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.





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
                 SECTION 9. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                 SECTION 10. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.





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
        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.






SELLER:                         BARRY'S FUNDING CORP.



                                By  /s/ THOMAS S. LISTON
                                  -----------------------------------
                                  Name:  Thomas S. Liston
                                  Title: President



PURCHASER:                      TRIPLE-A ONE FUNDING CORPORATION

                                By:  CAPITAL MARKETS ASSURANCE
                                     CORPORATION, its Attorney-in-fact



                                     By
                                       ---------------------------------
                                       Name:
                                       Title:

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.






SELLER:                         BARRY'S FUNDING CORP.



                                By
                                  -----------------------------------
                                  Name:
                                  Title:



PURCHASER:                      TRIPLE-A ONE FUNDING CORPORATION

                                By:  CAPITAL MARKETS ASSURANCE
                                     CORPORATION, its Attorney-in-fact



                                     By  /s/ Una Kearns
                                       ---------------------------------
                                       Name: Una Kearns
                                       Title: Vice President





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


AGENT:                  CAPITAL MARKETS ASSURANCE CORPORATION,
                        individually and as Agent


                        By
                           --------------------------------
                           Name:
                           Title:



SERVICER:               BARRY'S JEWELERS, INC.


                        By /s/ THOMAS S. LISTON
                           ---------------------------------
                           Name:  Thomas S. Liston
                           Title: Vice Chairman & CFO

AGENT:                          CAPITAL MARKETS ASSURANCE CORPORATION,
                                individually and as Agent


                                By    /s/ Una Kearns
                                  -----------------------------------------
                                  Name:   Una Kearns
                                  Title:  Vice President


SERVICER:                       BARRY'S JEWELERS, INC.

                                By
                                  ----------------------------------------
                                  Name:
                                  Title:

                                    ANNEX 1

                           ORIGINATOR'S PRESS RELEASE
                             (Dated June 25, 1996)

                                   [Attached]





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
BARRY'S JEWELERS, INC.
111 WEST LEMON AVENUE
MONROVIA, CA 91016
(818) 303-4741
FAX (818) 357-7596


CONTACTS:
Thomas S. Liston           Robert W. Bridel          Eugene G. Heller
Vice Chairman and          President and             Silverman Heller Associates
Chief Financial Officer    Chief Executive Officer   (310) 208-2550


FOR IMMEDIATE RELEASE


                BARRY'S JEWELERS TO RESTATE FISCAL 1995 RESULTS,
                   WILL TAKE ONE-TIME CHARGES IN FISCAL 1996

MONROVIA, California (June 25, 1996) -- Barry's Jewelers, Inc. (Nasdaq NM: BARY) today reported that it will restate its results for fiscal year 1995 to reflect inventory shrinkage for that year of $1.5 million in excess of the amount originally recorded. The discrepancy was detected during the reconciliation of the Company's inventory for fiscal 1996. Additionally, although results are still being audited, the Company anticipates reporting a pretax loss of approximately $2 million for fiscal 1996, which includes approximately $1.5 million of one-time charges and $1 million of unanticipated inventory shrinkage. The one-time charges primarily include expenses incurred for the settlement of legal actions, the write-off of deferred financing fees related to the redemption of Senior Secured Notes, and fees related to the recent sale of 1.5 million shares of the Company's stock by Wells Fargo Bank to private investors.

        Thomas S. Liston, vice chairman and chief financial officer of Barry's Jewelers, said, "We are studying this unanticipated problem with our inventory accounting and we will immediately begin to further tighten our controls at both the wholesale and retail levels."



                                     (more)

                                                BARRY'S JEWELERS

BARRY'S TO RESTATE FISCAL 1995 RESULTS/2

        Robert W. Bridel, Barry's recently appointed president and chief executive officer, said, "The systems put in place in recent years, including the Company's new credit management system, have been instrumental in returning Barry's to a sound financial footing. A new automated inventory management system has done much to improve our control over inventory. However, the discovery of this most recent situation indicates that more needs to be done in this area, and management is prioritizing the implementation of the necessary improvements.

        "While we are naturally disappointed with this temporary setback, Barry's remains financially sound and strategically focused," Mr. Bridel added. "This is evidenced by the fact that, without the aforementioned charges and greater than expected inventory shrinkage, we had anticipated reporting a profit for fiscal 1996. Additionally, our balance sheet is strong, with shareholders' equity of approximately $35.5 million as of May 31, 1996. Moreover, our stores
- -- particularly our new superstores -- are performing well, and our expansion program is proceeding on schedule. These factors make us confident in the Company's current direction and future outlook, and we are optimistically looking forward to the 1996 holiday selling season."

        Barry's also reported that the inventory shrinkage problem has placed the Company in default of certain provisions of its revolving inventory line and its securitization facility. The Company is currently in discussion with its lenders regarding waivers to those defaults and is confident that the situation will be resolved favorably.

        Barry's Jewelers, Inc., the nation's fourth largest independent retailer of fine jewelry, operates 161 retail jewelry stores in 17 states throughout the country, primarily in California, Texas, Arizona, North and South Carolina, Utah, Montana, Colorado, and Ohio.